UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2024, Vail Holdings, Inc., a Colorado corporation (the “Borrower”) and a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), a Delaware corporation, certain subsidiaries of the Company and the Company, as guarantors, Bank of America, N.A., as administrative agent, and certain Lenders entered into an amendment and restatement of the Eighth Amended and Restated Credit Agreement, dated as of August 15, 2018 (as so amended and restated, the “Ninth A&R Credit Agreement”).

The Ninth A&R Credit Agreement, among other things, extends the maturity date of the revolver and the term loan facilities to the earlier of (i) April 24, 2029 and (ii) the date that is ninety days prior to the maturity of the Company’s 6.250% senior notes due 2025, so long as such notes remain outstanding.

The description above is only a summary of the Ninth A&R Credit Agreement and is qualified in its entirety by reference to the Ninth A&R Credit Agreement, a copy of which will be filed in accordance with the rules of the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On April 24, 2024, the Company announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $600.0 million in aggregate principal amount of senior notes due 2032 (the “Senior Notes”). The Company also announced it intends to use the proceeds from the Senior Notes offering to fund the redemption of all $600.0 million of its outstanding 6.250% senior notes due 2025 at a redemption price equal to 100% of their principal amount.

This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any of the Senior Notes, nor shall there be any sales of the Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Company's outstanding 6.250% senior notes due 2025.

A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1.

Certain statements discussed in this report, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this report are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law. There can be no assurance that the proposed offering will be completed as anticipated or at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: April 24, 2024	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer